As filed with the Securities and Exchange Commission on February 15, 2007


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 ---------------

Filed by the  Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for the use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                                 ---------------

                                  ZHONGPIN INC.
                (Name of Registrant as Specified in Its Charter)

   (Name(s) of Person Filing Information Statement, if Other than Registrant)

                                 ---------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed  maximum  aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                  ZHONGPIN INC.
                         21 CHANGSHE ROAD, CHANGGE CITY
                 HENAN PROVINCE, THE PEOPLE'S REPUBLIC OF CHINA


                                                               February __, 2007


Dear Stockholder:

         I am writing to inform you that the board of directors of Zhongpin Inc. Inc., a Delaware corporation (sometimes hereinafter referred to as "WE", "US" or "OUR COMPANY"), and holders of a majority of the issued and outstanding shares of our capital stock entitled to vote on the matter set forth herein, have approved the following corporate action in lieu of a meeting pursuant to Sections 141(f) of the Delaware General Corporation Law:

                  The amendment to our Certificate of Incorporation so as to (1) increase the amount of authorized shares of common stock, par value $.001 per share (the "COMMON STOCK"), of our company from twenty-five million (25,000,000) shares to one hundred million (100,000,000) shares, and (2) increase the amount of authorized shares of preferred stock, par value $.001 per share (the "PREFERRED STOCK"), of our company from ten million (10,000,000) shares to twenty-five million (25,000,000) shares.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until twenty (20) calendar days after the mailing of this Information Statement to our stockholders, at which time we will file a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State to effectuate the actions described above. The increase in the number of our authorized capital stock will be effective at such time after the expiration of the aforementioned twenty (20) day period as our board of directors has determined to be the appropriate effective time.


                                          Sincerely,

                                          /s/Xianfu Zhu
                                          ---------------------------------
                                          XIANFU ZHU
                                          Chief Executive Officer, Chairman

9



                                  ZHONGPIN INC.
                         21 CHANGSHE ROAD, CHANGGE CITY
                 HENAN PROVINCE, THE PEOPLE'S REPUBLIC OF CHINA


                              INFORMATION STATEMENT
                                FEBRUARY __, 2007

         This Information Statement is being mailed to the stockholders of Zhongpin Inc., a Delaware corporation (sometimes hereinafter referred to as "WE", "US" or "OUR COMPANY"), on or about February __, 2007 in connection with the corporate action referred to below. Our Board of Directors and the holders of a majority of the issued and outstanding shares of our capital stock entitled to vote on the matter set forth herein have approved such matter. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14C of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of this corporate action. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on February 14, 2007 (the "RECORD DATE").

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                CORPORATE ACTION

         The Delaware General Corporation Law permits the holders of a majority of the shares of our outstanding capital stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of our stockholders. On February 14, 2007, the holders (the "MAJORITY STOCKHOLDERS") of an aggregate of 11,250,005 shares of our common stock, par value $.001 per share (the "COMMON STOCK") which represented approximately 59.1% of the total votes of our capital stock entitled to be cast on the matter set forth herein, consented in writing without a meeting to the matter described below. As a result, no further votes will be needed. As of the Record Date, we had outstanding 12,132,311 shares of Common Stock. In addition, at such date we had outstanding 6,900,000 shares of our Series A convertible preferred stock, par value $.001 per share (the "SERIES A PREFERRED STOCK"), each of which shares is entitled to one vote on all matters to be considered by our stockholders, together with the holders of Common Stock as a single class. The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares of Common Stock or Series A Preferred Stock.

         Our Board and the Majority Stockholders have consented to the adoption and filing of a Certificate of Amendment to our Certificate of Incorporation, which we anticipate filing in the form of EXHIBIT A attached to this Information Statement. The amendment, when effective, will (1) increase the amount of authorized shares of Common Stock from twenty-five million (25,000,000) shares to one hundred million (100,000,000) shares, and (2) increase the amount of authorized shares of preferred stock, par value $.001 per share (the "PREFERRED STOCK"), of our company from ten million (10,000,000) shares to twenty-five million (25,000,000) shares. We will pay the expenses of furnishing this Information Statement to our stockholders, including the cost of preparing, assembling and mailing this Information Statement.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
              TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF
                        COMMON STOCK AND PREFERRED STOCK

         In accordance with Section 141 of the Delaware General Corporation Law, on February 14, 2007, our Board of Directors, believing it to be in the best interests of our company and its stockholders, approved an amendment to our Certificate of Incorporation to (1) increase the amount of authorized shares of Common Stock from twenty-five million (25,000,000) shares to one hundred million (100,000,000) shares, and (2) increase the amount of authorized shares of Preferred Stock from ten million (10,000,000) shares to twenty-five million
(25,000,000) shares. The Board of Directors recommended adoption of the amendment to our stockholders pursuant to Section 242 of the Delaware General Corporation Law and, on February 14, 2007, the Majority Stockholders
subsequently approved of and adopted the amendment by written consent, consistent with Section 228 of the Delaware General Corporation Law.

CURRENT USE OF SHARES

         As of February 14, 2007, 12,132,311 shares of Common Stock were issued and outstanding and 6,900,000 shares of Series A Preferred Stock were issued and outstanding, each such share convertible into one share of Common Stock. In addition, at such date, 4,434,799 shares of Common Stock were reserved for issuance upon the exercise of outstanding Common Stock purchase warrants, 690,000 shares of Series A Preferred Stock were reserved for issuance upon the exercise of outstanding unit purchase warrants and 1,035,000 shares of Common Stock were reserved for issuance upon the conversion of the Series A Preferred Stock or exercise of the Common Stock purchase warrants comprising such unit purchase warrants.

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

         Our Board of Directors and the Majority Stockholders have adopted a resolution setting forth the proposed amendment to Article number "FOURTH" of our Certificate of Incorporation.


         The following is the text of Article number "FOURTH" of the amended Certificate of Incorporation of our company:

                  "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred twenty-five million (125,000,000) shares, of which one hundred million (100,000,000) shares shall be Common Stock, par value $.001 per share without cumulative voting rights and without preemptive rights, and twenty-five million (25,000,000) shares shall be Preferred Stock, par value $.001 per share.

                  The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors."

COMMON STOCK

         VOTING, DIVIDEND AND OTHER RIGHTS. Each outstanding share of Common Stock entitles the holder to one vote on all matters presented to the stockholders for a vote. Holders of shares of Common Stock have no cumulative voting, preemptive, subscription or conversion rights. Our Board of Directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our Common Stock. Our declaration of any cash dividends in the future will depend on the determination of our Board of Directors as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

         RIGHTS UPON LIQUIDATION. Upon liquidation, subject to the right of any holders of the Preferred Stock to receive preferential distributions, each outstanding share of Common Stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

         MAJORITY VOTING. The holders of a majority of the outstanding shares of Common Stock constitute a quorum at any meeting of the stockholders. A plurality of the votes cast at a meeting of stockholders elects our directors. Our Common Stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of Common Stock can elect all of our directors. In general, a majority of the votes cast at a meeting of stockholders must authorize stockholder actions other than the election of directors. Most amendments to our Certificate of Incorporation require the vote of the holders of a majority of all outstanding voting shares.

PREFERRED STOCK

         AUTHORITY OF BOARD OF DIRECTORS TO CREATE SERIES AND FIX RIGHTS. Currently, under our Certificate of Incorporation, as amended, our Board of Directors can issue up to 10,000,000 shares of Preferred Stock from time to time in one or more series. The Board of Directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our Board of Directors has the authority to issue these shares of Preferred Stock without stockholder approval. Our Board of Directors has designated 7,631,250 shares of the authorized but unissued Preferred Stock as Series A Preferred Stock.

SERIES A PREFERRED STOCK

         DIVIDENDS. The holders of our Series A Preferred Stock are entitled to receive, when and as declared by our Board of Directors, dividends in such amounts as may be determined by our Board of Directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in Common Stock) will be paid to the holders of Common Stock until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Preferred Stock a dividend in an amount per share equal to the product of (i) the number of shares of Common Stock issuable upon conversion of their shares of Series A Preferred Stock and
(ii) the amount per share of the dividend to be paid on the Common Stock.

         PREFERENCE ON LIQUIDATION. In the event of a merger, consolidation or sale of all or substantially all of our assets or other liquidation, holders of our Series A Preferred Stock shall get a priority in payment over all other classes of stock. In such events, holders of our Series A Preferred Stock would be entitled to receive the greater of (i) the original purchase price of the Series A Preferred Stock or (ii) the amount the holder would get if he converted all of his Series A Preferred Stock into Common Stock.

         VOTING. The holder of each share of Series A Preferred Stock (i) shall be entitled to the number of votes with respect to such share equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the record date for the subject vote or written consent (or, if there is no such record date, then on the date that such vote is taken or consent is effective) and (ii) shall be entitled to notice of any stockholders' meeting in accordance with our Bylaws.

         APPOINT AND ELECT A DIRECTOR. So long as the number of shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock is greater than 10% of the number of outstanding shares of Common Stock (on a fully diluted basis), the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one of our directors.

         CONVERSION RIGHT. Subject to the limitation on conversion described below, the holders of Series A Preferred Stock may convert each share of Series A Preferred Stock into one share of Common Stock. The conversion ratio will be adjusted for stock dividends, stock splits and similar events.

         AUTOMATIC CONVERSION. Subject to the limitation on conversion described below, each share of Series A Preferred Stock will automatically be converted into one share of Common Stock, subject to adjustment, if (i) we have an underwritten public offering of our Common Stock giving us at least $30 million in net proceeds, (ii)(A) the closing price of our Common Stock equals or exceeds $10 (as adjusted) for the twenty (20) consecutive-trading-day period ending within two (2) days of the date on which we provides notice of such conversion as hereinafter provided and (B) either a registration statement registering for resale the shares of Common Stock issuable upon conversion of the Series A Preferred Stock has been declared effective and remains effective and available for resale for the twenty (20)-day period, or Rule 144(k) under the Securities Act of 1933, as amended, is available for the resale of such shares, or (iii) by consent of at least 67% of the then-outstanding shares of Series A Preferred Stock.

         LIMITATIONS ON CONVERSION. We will not effect the conversion of any share of Series A Preferred Stock, and no person who is a holder of Series A Preferred Stock shall have the right to convert shares of Series A Preferred Stock into shares of Common Stock, to the extent that after giving effect to such conversion, such person (together with such person's affiliates) would beneficially own in excess of 9.999% of the shares of our Common Stock outstanding immediately after giving effect to such conversion. For purposes of this limitation, the aggregate number of shares of our Common Stock beneficially owned by such person and its affiliates shall include, without limitation, the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock with respect to which such determination is being made, but shall exclude shares of Common Stock that would be issuable upon (i) exercise of the remaining unconverted shares of Series A Preferred Stock beneficially owned by such person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of our company beneficially owned by such person and its affiliates (including, without limitation, shares of convertible stock, any debentures, convertible notes or other convertible Preferred Stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation on conversion of our Series A Preferred Stock. Notwithstanding the foregoing, such limitation on conversion shall not be applicable to any person who notifies the Secretary of our company in writing prior to the purchase of any shares of Series A Preferred Stock that such person irrevocably elects not to have such provisions apply to any shares of Series A Preferred Stock owned of record by such person.

         PROTECTIVE PROVISIONS. So long as at least 1,750,000 shares of Series A Preferred Stock are outstanding (subject to adjustment for stock splits, combinations and the like), the consent or approval of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be required (in addition to any consent or approval otherwise required by law) for us to take certain actions, including (1) the liquidation, dissolution or winding up of our company, (2) the amendment, alteration or repeal of any provision of our Certificate of Incorporation so as to affect the rights, preferences or privileges of our Series A Preferred Stock, (3) the creation of a new class of Preferred Stock or any increase in the number of shares of Series A Preferred Stock that can be issued, or (4) the purchase or redemption, or the payment or declaration of any dividend or making of any distribution on, any securities junior in priority to our Series A Preferred Stock; or (5) make any change in the size of our Board of Directors.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

         Our Board of Directors and the Majority Stockholders believe the availability of additional authorized but unissued shares of Common Stock and Preferred Stock will provide our company with the flexibility to issue Common Stock and/or Preferred Stock for a variety of corporate purposes, including corporate financing, public or private offerings of Common Stock and/or Preferred Stock, future acquisitions, stock dividends, stock splits, strategic relationships with corporate partners, stock options and other stock-based compensation.

         Other than as described above, our Board of Directors has no immediate plans, understanding, agreements or commitments to issue additional shares of Common Stock or Preferred Stock for any purposes. No additional action or authorization by our stockholders would be necessary prior to the issuance of such additional shares of Common Stock or Preferred Stock, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which such stock is then listed or quoted. We reserve the right to seek a further increase in authorized shares of our Common Stock and/or Preferred Stock from time to time in the future as considered appropriate by our Board of Directors.

         Under our Certificate of Incorporation, our stockholders do not have preemptive rights with respect to our Common Stock. Thus, should our Board of Directors elect to issue additional shares of Common Stock, existing holders of Common Stock would not have any preferential rights to purchase such shares. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and stockholdings of current holders of Common Stock.

         The issuance of the additional shares of Common Stock or Preferred Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect our existing stockholders. Issuing additional shares of Common Stock or Preferred Stock may also have the effect of delaying or preventing a change of control of our company. Our authorized but unissued shares of Common Stock or Preferred Stock could be issued in one or more transactions that would make it more difficult or costly, and less likely, to effectuate a takeover of our company. The amendment to our Certificate of Incorporation is not in response to any specific effort of which we are aware to obtain control of our company, and our Board of Directors has no present intention to use the additional shares of Common Stock or Preferred Stock in order to impede a takeover attempt.

         The amendment will become effective upon filing of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State. However, our Board of Directors retains discretion under Delaware law not to implement the amendment. If our Board exercises such discretion, the number of authorized shares will remain at current levels.


               RIGHTS OF DISSENTING STOCKHOLDERS/APPRAISAL RIGHTS

         Our stockholders are not entitled to appraisal or dissenters rights under the laws of the State of Delaware by virtue of an amendment to our Certificate of Incorporation increasing the number of shares of our Common Stock and Preferred Stock that we may issue.


                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of December 22, 2006, the names, addresses and number of shares of our Common Stock beneficially owned by all persons known to us to be beneficial owners of more than 5% of the outstanding shares of our Common Stock, and the names and number of shares beneficially owned by all of our directors and all of our executive officers and directors as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned). As of December 22, 2006, we had a total of 12,132,311 shares of Common Stock outstanding.


                                                         NUMBER OF SHARES          PERCENT OF
                                                            AND NATURE               COMMON
                                                          OF BENEFICIAL              STOCK
NAME OF BENEFICIAL OWNER                                   OWNERSHIP(1)           OUTSTANDING(2)
------------------------                                   ------------           --------------
Xianfu Zhu................................................  6,367,506                  52.5%
c/o Zhongpin Inc.
21 Changshe Road
Changge City, Henan Province
The People's Republic of China

Pinnacle China Fund, L.P..................................  1,213,509(3)                9.9%
4965 Preston Park Blvd
Suite 240
Plano, TX  75093

Entities Affiliated with RENN Capital Group, Inc..........  1,299,414(4)               9. 7%
8080 Central Expressway, Suite 210, LB-59
Dallas, TX  75206

Jayhawk China Fund (Cayman), Ltd..........................  1,213,109(5)                9.9%
c/o Genesis Fund Service Limited
8201 Mission Road, Suite 110
Prairie Village, KS  66208

Entities Affiliated with Special Situations Private
   Equity Fund, L.P.......................................  1,200,563(6)                9.0%
527 Madison Avenue, Suite 2600
New York, NY 10022

Entities Affiliated with Atlas Capital L.P. ...............   800,376(7)                6.2%
100 Crescent Court, Sutie 880
Dallas, TX 75201

Vision Opportunity Master Fund, Ltd........................   720,338(8)                5.6%
317 Madison Avenue, Suite 200
New York, NY 10017

Southwell Partners, L.P....................................   736,446(9)                5.7%
1901 North Akard Street
Dallas, Texas  75201

Yunchun Wang...............................................   562,500                   4.6%

Xinyu Li...................................................      --                     --

All directors and executive officers as
   a group (six persons)................................... 7,768,134                  64.0%

---------------

(1) A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner's spouse or children.

(2) For purposes of computing the percentage shown above. In addition, for purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person has the right to acquire within 60 days after December 22, 2006. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days after December 22, 2006 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(3) Pinnacle China Fund, L.P. ("PINNACLE") owns 144,866 outstanding shares of Common Stock, shares of Series A Preferred Stock that are convertible into an aggregate of 1,750,000 shares of Common Stock, and warrants to purchase an aggregate of 1,137,500 shares of Common Stock. The shares of Series A Preferred Stock and warrants contain provisions known as "exercise caps," which prohibit the holder of the shares of Series A Preferred Stock and warrants (and its affiliates) from converting such shares or exercising such warrants to the extent that giving effect to such conversion or exercise, such holder would beneficially own in excess of 9.999% of our outstanding Common Stock. The figures set forth above reflect the operation of such exercise caps in that we have not included 1,818,857 shares of Common Stock issuable pursuant to such convertible shares and warrants as Pinnacle has advised us that it does not beneficially own such shares due to the fact that it cannot exercise its right to receive such shares at this time. In the absence of such caps, Pinnacle would have the right to receive all shares issuable upon conversion of the shares of Series A Preferred Stock and exercise of the warrants (an aggregate of 2,887,500 shares) and would have a beneficial ownership percentage of 20.2%.

       Pinnacle China Advisers, L.P. ("PINNACLE ADVISERS") is the general partner of Pinnacle. Pinnacle China Management, LLC ("PINNACLE MANAGEMENT") is the general partner of Pinnacle Advisers. Kitt China
       Management, LLC ("PINNACLE MANAGER") is the manager of Pinnacle Management. Barry M. Kitt is the sole member of Pinnacle Manager. Mr. Kitt may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Pinnacle. Mr. Kitt expressly disclaims beneficial ownership of all shares of Common Stock beneficially owned by Pinnacle.

(4) (i) BFS US Special Opportunities Trust PLC ("BFS") owns 30,957 outstanding shares of Common Stock, shares of Series A Preferred Stock that are convertible into an aggregate of 375,000 shares of Common Stock and warrants to purchase an aggregate of 243,750 shares of Common Stock, and (ii) Renaissance US Growth Investment Trust PLC ("RENAISSANCE") owns 30,957 outstanding shares of Common Stock, shares of Series A Preferred Stock that are convertible into an aggregate of 375,000 shares of Common Stock and warrants to purchase an aggregate of 243,750 shares of Common Stock. RENN Capital Group, Inc. ("RENN ADVISOR") is the investment manager of each of BFS and Renaissance.

       Russell Cleveland, the President of RENN Advisor, has voting and/or investment control over the shares owned by each of BFS and Renaissance.

(5) Jayhawk China Fund (Cayman), Ltd. ("JAYHAWK") owns 74,297 outstanding shares of Common Stock, shares of Series A Preferred Stock that are convertible into an aggregate of 900,000 shares of Common Stock and warrants to purchase an aggregate of 585,000 shares of Common Stock. The shares of Series A Preferred Stock and warrants contain provisions known as "exercise caps," which prohibit the holder of the shares of Series A Preferred Stock and warrants (and its affiliates) from converting such shares or exercising such warrants to the extent that giving effect to such conversion or exercise, such holder would beneficially own in excess of 9.999% of our outstanding Common Stock. The figures set forth above reflect the operation of such exercise caps in that we have not included 346,188 shares of Common Stock issuable pursuant to such convertible shares and warrants as Jayhawk has advised us that it does not beneficially own such shares due to the fact that it cannot exercise its right to receive such shares at this time. In the absence of such caps, Jayhawk would have the right to receive all shares issuable upon conversion of the shares of Series A Preferred Stock and exercise of the warrants (an aggregate of 1,485,000 shares) and would have a beneficial ownership percentage of 11.5%.

       Jayhawk Capital Management, LLC is the investment manager of Jayhawk. Kent C. McCarthy has voting and/or investment control over the shares owned by Jayhawk.

(6) Consists of (i) 214,500 shares of Common Stock issuable upon the conversion of Series A Preferred Stock beneficially owned by Special Situations Private Equity Fund L.P. ("PRIVATE EQUITY FUND") and 128,860 shares of Common Stock issuable upon the exercise of warrants beneficially owned by the Private Equity Fund, (ii) 492,750 shares of Common Stock issuable upon the conversion of Series A Preferred Stock beneficially owned by Special Situation Fund III QP, L.P. ("FUND III QP") and 296,020 shares of Common Stock issuable upon the exercise of warrants beneficially owned by Fund III QP and (iii) 42,750 shares of Common Stock issuable upon the conversion of Series A Preferred Stock beneficially owned by Special Situations Fund III, L.P. ("FUND III") and 25,683 shares of Common Stock issuable upon the exercise of warrants beneficially owned by Fund III.

       MG Advisors, L.L.C. ("MG") is the general partner of and investment adviser to the Private Equity Fund. Austin W. Marxe and David M. Greenhouse are the principal owners of MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by MG on behalf of Private Equity Fund. MGP Advisers Limited Partnership ("MGP") is the general partner of Fund III and Fund III QP. Austin W. Marxe and David M. Greenhouse are the general partners of MGP and are principally responsible for the selection, acquisition and disposition of the portfolio securities by MGP on behalf of Fund III and Fund III QP.

(7) Consists of (i) 283,750 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, and 170,462 shares of Common Stock issuable upon the exercise of warrants, beneficially owned by Atlas Capital Master Fund, L.P., (ii) 172,000 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, and 103,330 shares of Common Stock issuable upon the exercise of warrants, beneficially owned by Atlas Capital (Q.P.), L.P. and (iii) 44,250 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, and 26,584 shares of Common Stock issuable upon the exercise of warrants, beneficially owned by Atlas Capital Offshore Exempt Fund, Ltd. Atlas Capital L.P. and Atlas Capital Offshore Fund Ltd. ("ATLAS OFFSHORE") are the general partners of Atlas Capital Master Fund Ltd. Atlas Capital Management L.P. ("ATLAS MANAGEMENT") is the general partner of Atlas Capital L.P. Atlas Management is also the general partner of Atlas Capital (QP), L.P. and Atlas Offshore. RHA is the general partner of Atlas Management. Robert H. Alpert ("ALPERT") is President of RHA and is a director of Atlas Offshore. Alpert has voting and/or investment control over the shares owned by Atlas Capital Master Fund, L.P., Atlas Capital (Q.P.), L.P. and Atlas Capital Offshore Exempt Fund, Ltd.

(8) Consists of 450,000 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, and 270,338 shares of Common Stock issuable upon the exercise of warrants, beneficially owned by Vision Opportunity Master Fund, Ltd ("VISION"). Adam Benowitz, managing partner of Vision, has voting and/or investment control over the shares owned by Vision.

(9) Consists of 36,117 outstanding shares of Common Stock, 437,500 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, and 262,829 shares of Common Stock issuable upon the exercise of warrants, beneficially owned by Southwell Partners, L.P. Southwell
       Management, L.P. is the general partner of Southwell Partners, L.P. Wilson Jaeggli is the managing director of Southwell Partners, L.P. and has voting and/or investment control over the shares owned by Southwell Partners, L.P.

From time to time, the number of shares of our Common Stock held in the "street name" accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our Common Stock outstanding.

                  INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION
                           TO MATTERS TO BE ACTED UPON

         None of our officers or directors or any of their respective affiliates has any substantial interest in the proposal to be acted upon.

                           FORWARD-LOOKING STATEMENTS

         This Information Statement may contain certain "forward-looking" statements as such term is defined by the Securities and Exchange Commission (the "SEC") in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the SEC.

                            PROXIES ARE NOT SOLICITED

         As the requisite stockholder vote for each of the actions described in this Information Statement was obtained upon the delivery of written consents from the holders of shares of Common Stock representing a a majority of the votes that may be cast by our outstanding shares of Common Stock and Series A Preferred Stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

                        DELIVERY OF DOCUMENTS TO SECURITY
                           HOLDERS SHARING AN ADDRESS

         One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the offices of our agent in the United States, Norman C. Kristoff, at (603) 352-1003 or by mail to our address at 21 Changshe Road, Changge City, Henan Province, The People's Republic of China, Attn:
Corporate Secretary.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you about us by referring you to those documents filed separately with the SEC. The contents of our annual report on Form 10-K for our fiscal year ended December 31, 2005, as amended, and the contents of our quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2006 are incorporated into this Information Statement by reference thereto.

         You may request a copy of these filings at no cost, by telephoning the offices of our agent in the United States, Norman C. Kristoff, at (603) 352-1003 or by mail to our address at 21 Changshe Road, Changge City, Henan Province, The People's Republic of China, Attn: Corporate Secretary.


                                          By Order of the Board of Directors

                                          /s/ Xianfu Zhu
                                          ------------------------
                                          XIANFU ZHU
                                          Chief Executive Officer

February __, 2007

                                                                       EXHIBIT A

                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                OF ZHONGPIN INC.

        (Pursuant to Section 242 of the Delaware General Corporation Law)


         Zhongpin Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         1. The name of the Corporation is Zhongpin Inc. (the "CORPORATION").

         2. That the original Certificate of Incorporation of the Corporation, as subsequently amended, was filed on February 4, 2003 (the "CERTIFICATE OF INCORPORATION").

         3. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article "FOURTH" thereof and replacing it with the following:

             "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred twenty-five million (125,000,000) shares, of which one hundred million (100,000,000) shares shall be Common Stock, par value $.001 per share without cumulative voting rights and without preemptive rights, and twenty-five million (25,000,000) shares shall be Preferred Stock, par value $.001 per share.

             The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors."

         4. The foregoing amendment was duly approved by the Board of Directors and recommended to be adopted by the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law, and was adopted by the written consent of the stockholders of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this __ day of __________, 2007.


                                           ZHONGPIN INC.

                                           By:
                                              ------------------------------
                                           XIANFU ZHU
                                           Chief Executive Officer, Chairman